POWER OF ATTORNEY

 Know all by these presents, that the undersigned hereby
constitutes and appoints each of Justin J. File, the Chief Financial
Officer of Evofem Biosciences, Inc. (the "Company"), Alexander
Fitzpatrick, the Executive Vice President and General Counsel of
the Company, and Jacqulyn L. Lewis, Melanie R. Levy, Adam C.
Lenain, Leanne A. Gould, Joan Raulston, Anne T. Leland and
Brenda Meyette of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo,
P.C., signing singly, with full power of substitution, the
undersigned's true and lawful attorney-in-fact to:

(1) execute for and on behalf of the undersigned, in
the undersigned's capacity as an officer and
director of the Company, forms and authentication
documents for EDGAR Filing Access;

(2) do and perform any and all acts for and on behalf
of the undersigned that may be necessary or
desirable to complete and execute any such forms
and authentication documents;

(3) execute for and on behalf of the undersigned, in
the undersigned's capacity as an officer and
director of the Company, Forms 3, 4 and 5 in
accordance with Section 16(a) of the Securities
Exchange Act of 1934, as amended, and the rules
thereunder;

(4) do and perform any and all acts for and on behalf
of the undersigned that may be necessary or
desirable to complete and execute any such Form
3, 4 or 5 and timely file such form with the United
States Securities and Exchange Commission and
any stock exchange or similar authority; and

(5) take any other action of any type whatsoever in
connection with the foregoing that, in the opinion
of such attorney-in-fact, may be of benefit to, in
the best interests of, or legally required by the
undersigned, it being understood that the
documents executed by such attorney-in-fact on
behalf of the undersigned pursuant to this Power
of Attorney shall be in such form and shall
contain such terms and conditions as such
attorney-in-fact may approve in such attorney-in-
fact's discretion.

 The undersigned hereby grants to each such attorney-in-
fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.  The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with
Section 16 of the Securities Exchange Act of 1934, as amended.

 This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing
attorneys-in-fact.

 IN WITNESS WHEREOF, the undersigned has caused this
Power of Attorney to be executed this 17th day of December, 2017.

/s/ Saundra Pelletier
Signature

Name:  Saundra Pelletier